UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

ORCHARD THERAPEUTICS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38722	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
108 Cannon Street London EC4N 6EU United Kingdom (Address of Principal Executive Offices; Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 203 808 8286

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.10 per share	ORTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On May 28, 2021, Orchard Therapeutics plc (the “Company”) amended and restated the Senior Term Facilities Agreement, dated May 24, 2019 (the “Senior Term Facilities Agreement”), among the Company, the entities listed as original guarantors therein, MidCap Financial (Ireland) Limited, and the additional lenders party thereto from time to time (as amended and restated, the “Amended and Restated Agreement”).

The Amended and Restated Agreement makes certain changes to the Senior Term Facilities Agreement, including, among other things: (i) increasing the amount available under the first tranche term loan by $8 million, which was made available and funded at the closing of the Amended and Restated Agreement; (ii) increasing from $25 million to $33 million the second tranche term loan, which will be available no earlier than July 1, 2022 and no later than July 1, 2023 upon certain regulatory approvals and evidence of the Company having $100 million in cash and cash equivalent investments; (iii) increasing from $25 million to $34 million the third tranche term loan, which will be available no earlier than July 1, 2023 and no later than July 1, 2024 upon evidence of the Company having $100 million in cash and cash equivalent investments and attaining a pre-specified trailing 12-month revenue target; (iv) extending the interest-only repayment period for 18 months following the date of the Amended and Restated Agreement, which may be extended an additional 12 months subject to the Company being eligible to draw on the second tranche; (v) lowering the rate of interest on each term loan to 5.95% plus LIBOR; and (vi) lowering the final payment due at loan maturity from 4.5% to 3.5% of the aggregate principal amount drawn.

The foregoing summary of the Amended and Restated Agreement is qualified entirely by the complete text of the Amended and Restated Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 2.03Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD THERAPEUTICS PLC

Date: June 4, 2021	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Operating Officer